Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
	2021	2020	Change	Weather Adjusted Change	2021	2020	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	46,020	43,547	5.7%		92,442	87,811	5.3%

Total Retail Sales-	34,655	32,460	6.8%	6.0%	69,306	66,505	4.2%	2.0%
Residential	10,838	10,879	(0.4)%	(2.0)%	22,878	21,745	5.2%	(0.4)%
Commercial	11,500	10,531	9.2%	8.7%	22,243	21,470	3.6%	2.7%
Industrial	12,162	10,886	11.7%	11.7%	23,870	22,952	4.0%	4.0%
Other	155	164	(5.4)%	(5.3)%	315	338	(6.6)%	(6.8)%

Total Wholesale Sales	11,365	11,087	2.5%	N/A	23,136	21,306	8.6%	N/A

(In Thousands of Customers)

					Period Ended June
					2021	2020	Change
Regulated Utility Customers-
Total Utility Customers-					8,659	8,580	0.9%
Total Traditional Electric					4,359	4,305	1.3%
Southern Company Gas					4,300	4,275	0.6%